EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 15, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Raphael Industries Ltd. for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 21, 2006